UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934, as amended

Date of Report: October 16, 2014

AECOM TECHNOLOGY CORPORATION

 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-52423 (Commission File Number)	61-1088522 (IRS Employer Identification No.)

1999 Avenue of the Stars, Suite 2600 Los Angeles, CA (Address of principal executive offices)	90067 (Zip Code)

Registrant’s telephone number, including area code (213) 593-8000

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the consummation on October 17, 2014, of the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 11, 2014, by and among AECOM Technology Corporation, a Delaware corporation (“AECOM”), ACM Mountain I, LLC, a Delaware limited liability company and direct wholly-owned subsidiary of AECOM (“Merger Sub”), AECOM Global II, LLC (formerly ACM Mountain II, LLC), a Delaware limited liability company and direct wholly-owned subsidiary of AECOM (“Merger Sub I”), and URS Corporation, a Delaware corporation (“URS”).  The events described in this Current Report on Form 8-K occurred in connection with the consummation of the Merger (as defined below).

Item 1.01.  Entry into a Material Definitive Agreement.

Credit Agreement; Security Agreement

In connection with the consummation of the transactions contemplated by the Merger Agreement, on October 17, 2014, AECOM entered into a new credit agreement (the “Credit Agreement”) among AECOM, certain of its subsidiaries (together with AECOM, the “Borrowers”), certain lenders and Bank of America, N.A., as administrative agent and as a lender.  The Credit Agreement consists of (i) a term loan A facility in an aggregate principal amount of $1.925 billion, (ii) a term loan B facility in an aggregate principal amount of $1.1875 billion, (iii) a revolving credit facility in an aggregate principal amount of $1.05 billion, and (iv) an incremental performance letter of credit facility in an aggregate principal amount of $500 million.  The foregoing facilities under the Credit Agreement may be increased by an additional amount of up to $500 million, or such greater amount as described in the Credit Agreement.

The loans may be borrowed in dollars or in certain foreign currencies and bear interest at either the Base Rate (as defined in the Credit Agreement) or the Eurocurrency Rate (as defined in the Credit Agreement).  With respect to the term loan B facility, the applicable margin for Base Rate loans is 2.00% and the applicable margin for the Eurocurrency Rate loans is 3.00%. With respect to the term loan A facility, and the revolving credit facility, the applicable margin for the Base Rate loans is a range of 0.75% to 1.75% and the applicable margin for the Eurocurrency Rate loans is a range of 1.75% to 2.75%, based on the consolidated leverage ratio as calculated pursuant to the Credit Agreement. In addition to these borrowing rates, there is a commitment fee which ranges from 0.25% to 0.50% on any unused commitments.  The applicable fees for issuance of letters of credit under the revolving credit facility and the performance letter of credit facility is a range of 1.125% to 1.625%.

Pursuant to the Credit Agreement, certain subsidiaries of AECOM (the “Guarantors”) have guaranteed the obligations of the Borrowers under the Credit Agreement.  The Borrowers’ obligations under the Credit Agreement are secured by a lien on substantially all of the assets of AECOM and the Guarantors (collectively, the “Grantors”) pursuant to a security and pledge agreement (the “Security Agreement”).  The collateral under the Security Agreement is subject to release upon fulfillment of certain conditions specified in the Credit Agreement and Security Agreement.

The Credit Agreement and related loan documents contain covenants that limit the ability of AECOM and certain of its subsidiaries to, among other things:

•                  create, incur, assume, or suffer to exist liens;

•                  incur or guarantee indebtedness;

•                  pay dividends or repurchase stock;

•                  enter into transactions with affiliates;

•                  consummate asset sales, acquisitions or mergers;

•                  enter into certain type of burdensome agreements; or

•                  make investments.

The Credit Agreement also requires compliance with certain financial covenants, including a maximum consolidated leverage ratio and a minimum consolidated interest coverage ratio, in each case calculated as set forth in the Credit Agreement.

The Credit Agreement contains customary events of default, including:

•                  a change of control;

•                  failure to make required payments;

•                  failure to comply with certain agreements or covenants;

•                  failure to pay, or acceleration of, certain other indebtedness;

•                  certain events of bankruptcy and insolvency; and

•                  failure to pay certain judgments.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Bank of America, N.A. and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to AECOM and certain of its affiliates, including in connection with the Merger, and have received, or in the future may receive, compensation for the rendering of these services, including (i) having acted or acting as bookrunner, arranger and administrative agent for, and as a lender under, certain credit facilities, term loans and lines of credit of AECOM and its affiliates, and an initial purchaser of certain AECOM notes in AECOM’s previously reported private note offering, (ii) having provided or providing certain foreign exchange trading services to AECOM and (iii) having provided or providing certain treasury and management products and services to AECOM.  Certain affiliates of Bank of America, N.A. currently act as lenders and/or agents under the Prior Facilities (as defined below) and may receive a portion of the net proceeds of the Credit Agreement. In addition, Bank of America, N.A. or certain of their respective affiliates are lenders and/or agents under the Credit Agreement.

Item 1.02.  Termination of a Material Definitive Agreement.

The Credit Agreement replaces (i) AECOM’s Second Amended and Restated Credit Agreement, dated as of June 7, 2013, by and among AECOM, Bank of America, N.A., as administrative agent and a lender, and the other lenders party thereto, a copy of which was filed as Exhibit 10.1 to AECOM’s Current Report on Form 8-K with the SEC on June 13, 2013, and (ii) AECOM’s Fourth Amended and Restated Credit Agreement, dated as of January 29, 2014, by and among AECOM, its subsidiaries party thereto as borrowers, Bank of America, N.A., as administrative agent and a lender, and the lenders party thereto, a copy of which was filed as Exhibit 10.1 to AECOM’s Current Report on Form 8-K filed with the SEC on January 31, 2014 (collectively, the “Prior Facilities”), which such Prior Facilities were terminated and repaid in full on October 17, 2014 in connection with the entry into the Credit Agreement.

In connection with the consummation of the Merger, AECOM prepaid in full $300 million face value (plus accrued interest as well as a prepayment penalty of $56 million) of its 5.43% Series A notes due July 2020 and 1.00% Senior Discount Notes, Series B, due July 2022, issued pursuant to the Note Purchase Agreement, dated June 28, 2010, by and among AECOM and the Purchasers identified therein, a copy of which was filed as Exhibit 10.1 to AECOM’s Current Report on Form 8-K filed with the SEC on July 1, 2010 (the “Senior Notes”).  Borrowings under the Credit Agreement were used to prepay the Senior Notes.

The description of the Prior Facilities and Senior Notes contained in each respective Current Report noted above is incorporated by reference into this Item 1.02.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On October 17, 2014, AECOM completed the acquisition of URS pursuant to the terms of the Merger Agreement.  At the effective time, as defined in the Merger Agreement, Merger Sub merged with and into URS, with URS continuing as the surviving entity (the “Merger”).  Immediately after the Merger and as part of a single integrated transaction, URS merged with and into Merger Sub I, with Merger Sub I surviving as a direct wholly-owned subsidiary of AECOM with the name “AECOM Global II, LLC”.

Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of URS common stock (other than dissenting shares, treasury shares or shares held by AECOM, URS or their respective subsidiaries) was cancelled and converted into the right to receive, at the election of the holder, either stock or cash consideration with a value equal to $53.991 (which represents the sum of (i) 0.734 multiplied by the average (rounded to the nearest one tenth of a cent) of the closing sales prices on the NYSE for AECOM common stock during the five trading days ending the day before the completion of the Merger, which average was $28.598 per share, and (ii) $33.00).  On a per share basis, the stock consideration is equivalent to 1.8879 shares of AECOM common stock and the cash consideration is equivalent to $53.991 per share.

Pursuant to the Merger Agreement, at the effective time of the Merger, the outstanding equity awards of URS were converted into comparable awards for shares of AECOM stock, or cancelled and converted into the right to receive the merger consideration, in cash or shares of AECOM stock, at the election of the award holder, and subject to proration as provided for in the Merger Agreement, as follows:

•                  Each outstanding and unvested URS restricted stock unit and URS restricted stock award that vests solely based on the passage of time and that did not vest by its terms upon the consummation of the Merger was assumed by AECOM and converted into restricted stock and restricted stock units with respect to whole shares of AECOM common stock, on the same terms and conditions as applied to such URS restricted stock unit and URS restricted stock awards immediately prior to the consummation of the Merger, with the number of shares of AECOM common stock subject to each such assumed share of restricted stock and restricted stock unit determined based upon the exchange ratio of 1.8879 shares of AECOM common stock.  Any corresponding accrued but unpaid dividends and dividend equivalents with respect to such URS restricted stock units and URS restricted stock awards were also assumed by AECOM and remain outstanding as an obligation with respect to the converted award.

•                  Each outstanding URS restricted stock unit and URS restricted stock award that vests solely based on the passage of time and that either was vested, but not yet settled at the time the Merger, or that vested by its terms upon the consummation of the Merger, vested and entitled the holder thereof to the merger consideration, and any corresponding accrued but unpaid dividends or dividend equivalents (less applicable withholding), which will be paid and/or delivered, as applicable, within thirty (30) days after the closing date, subject to certain limited exceptions.

•                  Each outstanding URS restricted stock unit and URS restricted stock award that vested, in whole or in part, based on the achievement of performance goals (other than the performance-based awards granted in March 2013 with a two-year performance period ending January 2, 2015, which were forfeited), vested based on the deemed achievement of the performance goals at target level and entitled the holder thereof to the merger consideration, and any corresponding accrued but unpaid dividends or dividend equivalents (less applicable withholding), which will be paid and/or delivered, as applicable, within forty-five (45) days after the closing date, subject to certain limited exceptions.

•                  Each outstanding URS deferred stock award held by a non-employee director and each outstanding URS deferred restricted stock unit, all of which were vested prior to the effective of the Merger, entitled the holder thereof to the merger consideration.  The delivery and/or payment, as applicable, of the merger consideration and any dividend equivalents will be made on the first business day that follows the six (6) month anniversary of the holder’s separation from service with URS and AECOM, subject to certain limited exceptions.

As noted above, URS stockholders and eligible equity award holders were entitled to elect to receive the merger consideration in the form of cash or shares of AECOM common stock.  The election deadline was 2 p.m. California time on October 15, 2014.  Stockholders and eligible equity award holders who did not make a timely election will receive the merger consideration in whatever form or mix remains after giving effect to the preferences of the URS stockholders and equity award holders that made elections.

In connection with the Merger, AECOM will pay a total of approximately $2.3 billion in cash and issue approximately 51,713,697 shares of AECOM common stock to former stockholders and equity award holders of URS, and will reserve approximately 2,560,948 shares of AECOM common stock for issuance in respect of the URS equity awards assumed by AECOM in the Merger.  The estimates provided for herein are based on the number of shares of URS common stock and equity awards outstanding as of October 16, 2014. The actual cash paid, shares issued and shares reserved may vary from this estimate depending on the number of shares of URS common stock and equity awards ultimately determined to be outstanding immediately prior to the effective time of the Merger.  The cash component of the consideration was funded from approximately $1.6 billion in proceeds from AECOM’s previously reported private note offering and $700.0 million in borrowings under the Credit Agreement.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to AECOM’s Current Report on Form 8-K filed with the SEC on July 14, 2014, and is incorporated herein by reference.

A copy of the press release issued by AECOM on October 17, 2014, announcing the completion of the Merger is filed herewith as Exhibit 99.1 and is incorporated into this Item 2.01 by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above regarding the Credit Agreement is hereby incorporated by reference into this Item 2.03.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

In accordance with the terms of the Merger Agreement, effective upon the consummation of the Merger, the AECOM Board of Directors (the “Board”) was increased from 11 to 13 directors, and two former directors of URS were elected to the Board to fill the newly created vacancies: (1) Douglas W. Stotlar was elected as a Class I director of the Board to serve until AECOM’s 2015 annual meeting of stockholders and until his successor is elected and qualified, and (2) William H. Frist was elected as a Class II director of the Board to serve until AECOM’s 2016 annual meeting of stockholders and until his successor is elected and qualified.

Messrs. Stotlar and Frist will receive compensation for their services as non-employee directors in accordance with AECOM’s non-employee director compensation program, as revised in August of 2014.  Under this program, Messrs. Stotlar and Frist will receive (1) an annual retainer of $100,000, pro-rated for that portion of the 2014 fiscal year during which they serve as AECOM directors; (2) $1,500 for each meeting attended in-person or telephonically, when the number of Board meetings during the year has exceeded five; (3) a $1,000 fee per day, plus reimbursement for travel, for attendance at other qualifying Board-related functions in their capacity as a director; and (4) an annual long-term equity grant of AECOM restricted stock units, with a grant date fair value of $130,000 pro rated for the number of quarters that they are expected to serve as AECOM directors before the next annual award.

Officer Changes

Jane Chmielinski, Chief Operating Officer and President of Americas of AECOM, has informed AECOM that she will be retiring from AECOM on April 1, 2015.  In connection with Ms. Chmielinski’s decision to retire and integration efforts related to the Merger, it has been determined that, effective upon the consummation of the Merger, certain roles and responsibilities of Ms. Chmielinski (including those relating to enterprise corporate functions) shall be reassigned to Thomas Bishop, who is the Former Executive Chairman of URS’s operations in Europe, the Middle East and India, and who will now head AECOM’s Americas Design and Consulting Services operations.  Ms. Chmielinski will continue to hold the title of Chief Operating Officer and President of Americas until the earlier of her retirement and the appointment of her successor.

Effective October 17, 2014, Stephen M. Kadenacy, AECOM’s Chief Financial Officer, will serve as AECOM’s President and Chief Financial Officer, reporting to Michael S. Burke, Chief Executive Officer.  Mr. Kadenacy will lead AECOM’s global financial operations, which include accounting, financial planning and analysis, financial reporting, insurance, internal audit, investor relations, tax, and treasury.  He will also oversee AECOM’s information technology, mergers and acquisitions, procurement and real estate functions, as well as AECOM’s enterprise project delivery efforts.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

A special meeting of the stockholders (the “Special Meeting”) of AECOM was held on October 16, 2014.  The purpose of the Special Meeting was to submit to a vote of AECOM’s stockholders as of the close of business on September 12, 2014 (the record date for the Special Meeting), (i) a proposal to issue shares of AECOM common stock in connection with the Merger and as contemplated by the Merger Agreement (the “Stock Issuance Proposal”), and (ii) a proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies to approve the Stock Issuance Proposal if there were insufficient votes at the time of such adjournment to approve the Stock Issuance Proposal.

At the Special Meeting, a majority of the shares of AECOM common stock, present in person or represented by proxy, at the Special Meeting and entitled to vote thereon, approved the Stock Issuance Proposal.  Because the Stock Issuance Proposal was approved, the proposal to adjourn the Special Meeting was not submitted for a vote.

According to the report of the inspector of election, the holders of a total of 81,463,191 shares of AECOM common stock, representing approximately 84.38% of the outstanding shares entitled to vote, were present in person or represented by proxy at the Special Meeting.  A summary of the voting results for the Stock Issuance Proposal is set forth below:

For	Against	Abstain	Broker Non-Votes
80,200,775	165,552	1,096,864	0

A copy of the press release issued by AECOM on October 17, 2014, announcing the completion of the Merger, including approval of the Stock Issuance Proposal by its stockholders, is filed herewith as Exhibit 99.1 and is incorporated into this Item 5.07 by reference.

Item 8.01.  Other Events.

On October 17, 2014, AECOM issued a press release announcing the completion of the Merger.  The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01.  Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

The audited consolidated balance sheets of URS and its subsidiaries as of January 4, 2014, and December 28, 2012, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended January 4, 2014, previously filed by URS on its Form 8-K with the SEC on August 1, 2014, are filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.  The consent of PricewaterhouseCoopers LLP, URS’ independent auditor, is attached as Exhibit 23.1 hereto.

The unaudited interim consolidated balance sheet of URS and its subsidiaries as of July 4, 2014, and the related consolidated statements of operations for the three and six months ended July 4, 2014, and June 28, 2013, and cash flows for the six months ended July 4, 2014, and June 28, 2013, previously filed by URS on its Form 10-Q with the SEC on August 12, 2014, are filed as Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial statements and explanatory notes, as required by this Item 9.01(b) with respect to the Merger and Item 2.01 of this Form 8-K, are filed as Exhibit 99.4 and incorporated herein by reference.

(d)  List of Exhibits.

Exhibit No.	Description

10.1

Credit Agreement, dated as of October 17, 2014, among AECOM Technology Corporation and certain of its subsidiaries, as borrowers, certain lenders, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, MUFG Union Bank, N.A., BNP Paribas, JPMorgan Chase Bank, N.A., and the Bank of Nova Scotia, as Co-Syndication Agents, and BBVA Compass, Credit Agricole Corporate and Investment Bank, HSBC Bank USA, National Association, Sumitomo Mitsui Banking Corporation and Wells Fargo Bank, National Association, as Co-Documentation Agents.

23.1	Consent of PricewaterhouseCoopers LLP.

99.1	Press Release issued by AECOM Technology Corporation on October 17, 2014.

99.2

Audited Balance Sheets of URS Corporation as January 4, 2014, and December 28, 2012, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended January 4, 2014.

99.3

Unaudited Interim Consolidated Balance Sheet of URS Corporation as of July 4, 2014, and the related consolidated statements of operations for the three and six months ended July 4, 2014, and June 28, 2013, and cash flows for the six months ended July 3, 2014, and June 28, 2013.

99.4

Unaudited Pro Forma Condensed Combined Financial Information of AECOM Technology Corporation, including the unaudited pro forma condensed combined balance sheet of AECOM as of June 30, 2014, and unaudited pro forma condensed combined statements of income of AECOM for the year ended September 30, 2013, and the nine months ended June 30, 2014, and related explanatory notes that give effect to the acquisition of URS (incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-4 filed by AECOM with the SEC on September 3, 2014 (File No. 333-197822)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AECOM TECHNOLOGY CORPORATION
(Registrant)

Date: October 17, 2014	By:	/s /David Y. Gan
David Y. Gan
Senior Vice President, Assistant General Counsel